UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2025

THE J. M. SMUCKER COMPANY

(Exact name of registrant as specified in its charter)

Ohio	001-05111	34-0538550
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Strawberry Lane
Orrville, Ohio	44667-0280
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (330) 682-3000

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares, no par value	SJM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 ((§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Promotion of John Brase to President and Chief Operating Officer

On April 30, 2025, The J. M. Smucker Company (the “Company”) issued a press release announcing the promotion of John Brase to the role of President and Chief Operating Officer, effective immediately. Prior to his promotion, Mr. Brase, age 57, had served as the Company’s Chief Operating Officer since 2020. As President and Chief Operating Officer, Mr. Brase will continue to have oversight of the Company’s U.S. Retail Coffee, U.S. Retail Frozen Handheld and Spreads, U.S. Retail Pet Foods and Sweet Baked Snacks segments and its International and Away from Home businesses, as well as the Company’s Sales, Operations and Supply Chain functions, while expanding his support of growing and delivering the business. His expanded responsibilities will include participation in certain external engagements and industry associations that will support in broadening the Company’s influence with its constituents. Mr. Brase will continue to report to Mark Smucker, who now serves as Chair of the Board and Chief Executive Officer.

There is no arrangement or understanding between Mr. Brase and any other persons pursuant to which he was elected to his new position with the Company, and there is no family relationship between Mr. Brase and any directors or executive officers of the Company. Mr. Brase is not currently engaged, and has not during the last fiscal year been engaged, in any transactions with the Company or its subsidiaries that are required to be disclosed under Item 404(a) of Regulation S-K, nor have any such transactions been proposed.

Special Equity Awards

In recognition of his promotion to President and Chief Operating Officer, the Compensation and People Committee (the “Compensation Committee”) of the Board of Directors of the Company approved a one-time special equity award in the form of 35,000 restricted shares to Mr. Brase on April 30, 2025. On the same date, the Compensation Committee also approved a one-time special equity award in the form of 22,000 restricted shares to Mr. Tucker H. Marshall, the Company’s Chief Financial Officer. The award to Tucker Marshall was to ensure business continuity and stability in a challenging operating environment. Both Mr. Brase and Mr. Marshall are key members of the Company’s management team. Both awards have a 5-year vesting period with 25% of the award vesting on the second anniversary of the grant and 25% vesting each year thereafter. There are no retirement provisions that will accelerate the vesting of these awards.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 30, 2025, the Board of Directors of the Company approved and adopted an amendment and restatement of the Company’s Amended Regulations (the “Amended Regulations”). Among other things, the amendment (i) removes the prior requirement that the President of the Company also be a director of the Company and (ii) updates certain procedural requirements concerning the date, time, place, and conduct of meetings of the Company’s shareholders. The amendment also includes various conforming, clarifying, technical, and non-substantive changes.

The foregoing summary of the amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended Regulations, a copy of which is attached to this Current Report on Form 8-K as Exhibit 3.1 and is incorporated herein by reference.

Item 8.01	Other Events.

A copy of the press release issued by the Company, dated April 30, 2025, announcing the promotion of Mr. Brase to President and Chief Operating Officer of the Company described in Item 5.02 above is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference into this Item 8.01.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit

3.1	Amended Regulations of The J. M. Smucker Company.

99.1	Press Release issued by the Company, dated April 30, 2025, announcing the promotion of John Brase to President and Chief Operating Officer of the Company.

104	The cover page of this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE J. M. SMUCKER COMPANY
Date: April 30, 2025

	By:	/s/ Jeannette L. Knudsen
Name: Jeannette L. Knudsen
Title: Chief Legal Officer and Secretary